Oak Industries Inc.


To the Stockholders of Oak Industries Inc.:
You are cordially invited to attend the Annual Meeting of Stockholders of Oak Industries Inc. to be held at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, on Friday, April 23, 1999 at 9:30 a.m., Eastern Standard Time. Official notice of the meeting and Oak's proxy statement are attached. A proxy card is also enclosed.

Whether or not you attend the meeting, please sign and return the enclosed proxy card promptly; your vote is important.

On behalf of the Board of Directors and the management of your company, thank you for your cooperation and continued support.

   Sincerely,


   /s/William S. Antle III
   William S. Antle III
   Chairman,
   Chief Executive Officer
   and President

Waltham, MA
March 26, 1999



                             Oak Industries Inc.
                             1000 Winter Street
                             Waltham, MA  02451
                           Telephone (781) 890-0400

                 Notice of Annual Meeting of Stockholders to be Held on
                                April 23, 1999

To The Stockholders of Oak Industries Inc.:

The Annual Meeting of Stockholders of Oak Industries Inc., a Delaware corporation (the "Company"), will be held at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, on Friday, April 23, 1999 at 9:30 a.m., Eastern Standard Time, for the following purposes:
1.   To elect a Board of Directors for the ensuing year; and

2. To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record as of the close of business on February 24, 1999 will be entitled to vote at the meeting and at any adjournments thereof. A list of stockholders entitled to vote will be available for inspection at the offices of the Company, located at 1000 Winter Street, Waltham, Massachusetts, for a period of ten days prior to the Annual Meeting.
All stockholders are cordially invited to attend the meeting. However, the Company urges you to assure your representation at the meeting by signing and returning as promptly as possible the enclosed proxy in the postage prepaid envelope provided. The giving of your proxy does not affect your right to vote in person if you attend the meeting.

                                 By order of the Board of Directors,


                                 /s/Mela Lew
                                 Mela Lew
                                 Vice President,
March 26, 1999                   General Counsel and Secretary



                             Oak Industries Inc.
                             1000 Winter Street
                         Waltham, Massachusetts  02451

                               Proxy Statement

                               March 26, 1999

                Solicitation of Proxy, Revocability and Voting

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Oak Industries Inc. for use at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, on Friday, April 23, 1999 at 9:30 a.m., Eastern Standard Time, or any adjournments thereof. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date. A proxy will be revoked automatically if the stockholder who executed it is present at the Annual Meeting and votes in person. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted (i) FOR the election of the nominees for director named herein; and (ii) in the discretion of the proxy holders named in the enclosed form of proxy, on any other business as may properly come before the meeting or any adjournments thereof. This proxy statement and the accompanying proxy are being mailed to stockholders on or about March 26, 1999.

Holders of record of the Company's common stock, $0.01 par value per share (the "Common Stock"), outstanding as of the close of business on February 24, 1999 are entitled to one vote for each share of Common Stock held. At that time, 17,716,843 shares of Common Stock were outstanding, each entitling its holder to one non-cumulative vote on each matter properly brought before the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present. The election inspector treats abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, then those shares will not be considered as present and entitled to vote with respect to that matter. Where a choice has been specified on the proxy with respect to the matters set forth above, the shares represented by the proxy will be voted in accordance with the specification; if no specification is indicated for a proposal, the shares represented by the proxy will be voted FOR such proposal.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth, as of February 24, 1999, the name of each person who, to the knowledge of the Company, may be deemed to own beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, the number of shares owned by each such person and the percentage of the outstanding shares of Common Stock represented thereby.


Name and Address of                              Amount and Nature of      Percent
Beneficial Owner                                 Beneficial Ownership      of Class
-------------------------                        --------------------      --------


J. and W. Seligman and Co. Incorporated            2,682,651(1)             15.14%
100 Park Avenue
New York, NY  10017

Wellington Management Company, LLP                 1,966,500(2)             11.10
75 State Street
Boston, MA  02109

Lazard Freres and Co. LLC                          1,240,393(3)              7.00
30 Rockefeller Plaza
New York, NY  10020

Hartford Capital Appreciation HLS Fund, Inc.       1,053,200(4)              5.94
200 Hopmeadow Street
Simsbury, CT  06070

FMR Corp.                                            999,790(5)              5.56
82 Devonshire Street
Boston, MA  02109
--------------------------------------------------------------

(1) Based on Amendment No. 3 to Schedule 13G dated February 10, 1999 indicating shared voting power of
2,280,080 shares and shared dispositive power of 2,682,651 shares with William C. Morris, a control person of
J. and W. Seligman and Co. Incorporated.

(2) Based on Amendment No. 3 to Schedule 13G dated January 1, 1999 indicating that Wellington Management
Company, LLP, in its capacity as an investment advisor, has shared voting power with respect to 1,573,100 of such shares and shared dispositive power with respect to 1,966,500 shares.

(3) Based on Schedule 13G dated February 16, 1999 indicating sole voting power with respect to 998,520 shares and sole dispositive power with respect to 1,240,393 shares.

(4) Based on Amendment No. 2 to Schedule 13G dated February 9, 1999 indicating shared voting and dispositive power with respect to such shares.

(5) Based on Amendment No. 5 to Schedule 13G dated February 1, 1999 indicating that: (i) Fidelity Management and Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 909,390 of these shares as a result of Fidelity's acting as investment advisor to various investment companies (the
"Funds"), that Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole dispositive power of the 909,390 shares, and that such shares include an aggregate of 258,689 shares resulting from the assumed conversion of 4 7/8% Convertible Subordinated Notes due March 1, 2008 of the Company held by the Funds; (ii) Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 90,400 shares as a result of FMTC's acting as investment manager of certain institutional accounts, and Edward C. Johnson 3d and FMR Corp., through its control of FMTC, each has sole voting and dispositive power over such shares; and (iii) members of the Edward C. Johnson 3d family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.


           SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

   The following table sets forth, as of February 24, 1999, certain information with respect to the number of shares of Common Stock of the Company beneficially owned by its directors and executive officers and the percentage of the outstanding shares of Common Stock represented thereby.


                                         Number of                  Percent of
Name of Beneficial Owner                 Shares(1)                    Class
-------------------------                -----------                ------------


William S. Antle III                         602,594(2)(3)(4)(5)      3.33%
Beth L. Bronner                               14,225(2)(6)              *
Daniel W. Derbes                              64,675(2)(6)(7)           *
Coleman S. Hicks                             181,568(4)(5)(8)(9)      1.02
Roderick M. Hills                            123,301(2)(6)(10)          *
Pamela F. Lenehan                            187,039(4)(5)(8)         1.05
Gilbert E. Matthews                           31,675(2)(6)              *
Christopher H. B. Mills                       28,675(2)(6)              *
Elliot L. Richardson                          38,675(2)(6)              *
All current executive officers
and directors as a group (9 persons)       1,272,427(11)              6.87

---------------------------------------------------------------


*   Constitutes less than 1% of the total shares outstanding.
(1)  Nature of beneficial ownership is direct and arises from sole voting and investment power, unless otherwise indicated by footnote.

(2)  Includes the following shares subject to stock options presently exercisable or becoming exercisable within sixty days of February 24, 1999 by the following directors: Mr. Antle, 404,440 shares; Ms. Bronner,
12,225 shares; Mr. Derbes, 36,675 shares; Mr. Hills, 36,675 shares; Mr. Matthews, 16,675 shares; Mr. Mills,
16,675 shares; and Mr. Richardson, 36,675 shares.

(3)  Includes 6,300 shares held by his spouse as to which Mr. Antle disclaims beneficial ownership and 200 shares held indirectly in trust.

(4)  Includes the following shares awarded to the following executive officers as restricted stock under the
Company's 1995 Stock Option and Restricted Stock Plan that remain subject to restrictions on disposition until
January 1, 2000: Mr. Antle, 40,000 shares; and each of Mr. Hicks and Ms. Lenehan, 25,000 shares.

(5)  Includes Common Stock equivalents attributable to the following executive officers in the Company's
Supplemental Retirement Income Plan: Mr. Antle, 15,742 shares; Mr. Hicks, 4,068 shares; and Ms. Lenehan, 4,539 shares.

(6)  Includes 2,000 shares of restricted stock that have been awarded as part of such Director's annual compensation package; such shares are subject to restrictions on disposition for a period of five years from their grant dates.

(7)  Includes 26,000 shares held indirectly in trust.

(8)  Includes the following shares subject to stock options presently exercisable or becoming exercisable within sixty days of February 24, 1999 by the following executive officers: Mr. Hicks, 119,500 shares and Ms.
Lenehan, 117,500 shares.

(9)  Includes 8,000 shares held by his spouse as to which Mr. Hicks disclaims beneficial ownership.

(10) Includes (i)  68,849 shares held indirectly by the Hills Family Limited Partnership, of which Mr. Hills is a general partner; Mr. Hills disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein, and (ii) 8,174 shares held indirectly by his spouse as trustee as to which he disclaims beneficial ownership.

(11) Includes 797,040 shares subject to stock options presently exercisable or becoming exercisable within sixty days of February 24, 1999 by directors and executive officers of the Company.


                          Election of Directors

A Board of six directors is to be elected at the Annual Meeting. The term of office for each person elected as a director will continue until the Annual Meeting of Stockholders in the year 2000 or until such person's successor has been elected and qualified. All nominees have consented to be named and have indicated their intent to serve if elected. If, for any reason, any nominee for director shall become unavailable for election, which management does not anticipate, the proxy holders named in the enclosed form of proxy may exercise discretionary authority to vote for a substitute nominee. The nominees who receive the highest number of votes cast at the Annual Meeting by the holders of shares entitled to vote will be elected as directors. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Unless otherwise instructed, proxy holders will vote the proxies received by them for the six nominees named below. Each of the nominees is currently serving as a director.

  Names of the six nominees and certain information about them are set forth below:


                                                                         Director
Name, Principal Occupation and Directorships            Age                 Since
---------------------------------------------           ---                --------


William S. Antle III ----------------------------       54                  1990
Chairman of the Board of Directors since May 1996;
Chief Executive Officer and President of the
Company since December 1989; also, Director
of ESCO Electronics Corporation, GenRad, Inc.
and Nvest, Inc.

Beth L. Bronner ---------------------------------       47                  1996
President of Health o meter, a division of Sunbeam
Corporation, since August 1998; Vice President,
Citibank from September 1996 through August 1998;
Vice President for Emerging Markets, AT and T
Domestic Services, July 1994 to June 1996;
President, Revlon Professional, North America,
August 1992 to June 1994; Executive Vice President,
Beauty Care and Professional Products, Revlon, Inc.,
January 1992 to August 1992; also, Director of
Fortis, Inc. and The Hain Food Group.

Daniel W. Derbes ----------------------------------     68                  1989
Chairman of the Compensation Committee of the Board
of Directors since April 1997; President of Signal
Ventures since 1989; also, Director of San Diego
Gas and Electric Co., ENOVA Corp., Sempra Energy,
Pacific Enterprises Inc., Southern California Gas
Company and WD-40 Company.

Roderick M. Hills ---------------------------------     68                  1985
Vice Chairman of the Company's Board of Directors
since June 1989; Chairman of the Audit Committee of
the Board of Directors since May 1996 and Chairman
of the Governance and Nominating Committee since
February 1999; Partner in the law firm of Hills
and Stern (formerly Hills and Hills) since 1993;
Chairman of Hills Enterprises, Ltd. (formerly the
Manchester Group) since 1987; Director and former
Chairman (1996) of Federal-Mogul Corporation;
Director of Waste Management, Inc.; Director of
Medaphis Corporation; and Counsel to Mudge, Rose,
Guthrie, Alexander and Ferdon (1993-1994).

Gilbert E. Matthews -------------------------------     68                  1989
Chairman of the Board of Sutter Securities
Incorporated since December 1997 and Senior Managing
Director of Sutter Securities Incorporated since
December 1995; Senior Managing Director of Bear,
Stearns and Co. Inc. from 1986 to December 1995.

Elliot L. Richardson -------------------------------    78                  1989
Retired partner of the law firm of Milbank, Tweed,
Hadley and McCloy, partner from 1980 to 1992; also,
Member of the Advisory Board of American Flywheel
Systems, Inc.


              Board of Directors and Committees of the Board

The Board has standing Audit, Compensation and Governance and Nominating Committees.

The Audit Committee held three meetings during 1998. The purpose of the Audit Committee is to provide oversight, principally of the Company's financial reporting process, and more specifically to (i) establish and maintain the integrity of the Company's reported financial information,
(ii) provide a solid foundation for the investing public's confidence, and
(iii) assure the independence of the Company's outside public accountants. The functions performed by the Audit Committee include recommending independent certified public accountants to the Board, reviewing the quarterly results of the Company's operations and the plan of audit and the audit results, and consulting with the Company's accountants on the adequacy of the Company's internal controls. Directors Hills (Chairman), Bronner and Richardson are members of the Audit Committee.

The Compensation Committee held three meetings during 1998. The purpose of the Compensation Committee is to provide guidance and oversight for all executive compensation and benefit programs. The functions performed by the Compensation Committee include reviewing and recommending to the Board all changes in compensation of the Company's corporate officers and division presidents, approving all changes to the compensation of any other employee of the Company and its divisions whose annual base salary is $150,000 or more, and administering the Company's stock option plans and other long-term incentives. Directors Derbes (Chairman), Hills and Matthews are members of the Compensation Committee.

The Governance and Nominating Committee held two meetings during 1998. The purpose of the Governance and Nominating Committee is to assure the regular evaluation of the performance, independence, qualifications, and integrity of both the Board and management of the Company. The functions of the Governance and Nominating Committee include considering and proposing to the Board individuals to serve as directors of the Company, annually recommending to the Board individuals to serve on each of its committees, and evaluating the Board's independence and performance. Directors Hills (Chairman), Antle and Derbes are members of the Governance and Nominating Committee. The Governance and Nominating Committee will consider nominees recommended by stockholders pursuant to the procedures set forth in the Company's By-laws requiring that notice of a stockholder nomination be given to the Company not less than 90 days before an annual meeting over the signature of at least five stockholders holding an aggregate of at least 5% of the total number of shares of outstanding stock of the Company.

The Board held five meetings during 1998. All of the Company's directors attended 75% or more of the meetings of the Board and of the committees on which they served.

                          Compensation of Directors

Fees. Each director who is not an employee of the Company or any of its subsidiaries (an "Outside Director") receives cash compensation of $20,000 annually. The Chairman of the Audit Committee and the Chairman of the Compensation Committee each receives additional cash compensation of $2,000 annually. A member of the Board who is an employee of the Company or its subsidiaries is not paid for services as a director.

Restricted Stock and Stock Options. Outside Directors are eligible to receive grants of restricted stock and to participate in the Oak Industries Inc. 1995 Stock Option and Restricted Stock Plan, as amended (the "1995 Plan"), as further described below. The purpose of providing Outside Directors with restricted stock grants and stock option awards is twofold: first, to provide Outside Directors with an equity interest in the Company and second, to secure for the Company and its stockholders the benefits inherent in such equity ownership by persons whose advice and counsel are important to the continued growth and success of the Company.

Restricted Stock Grants. Each Outside Director receives an annual grant of 500 shares of restricted stock (the "Restricted Stock") from the Company on the first day of each calendar year. In addition to the annual grants, each new Outside Director also receives an initial grant of 500 shares of Restricted Stock as of the first business day following such director's election or appointment. Each grant of Restricted Stock vests upon the fifth anniversary of the grant date, and is subject to forfeiture in the event that the Outside Director ceases to be a member of the Board before such anniversary. The Restricted Stock vests automatically, however, in the event that the Outside Director resigns from the Board in connection with his or her retirement from the Board after the age of 59, or in the event of the Outside Director's death.

Stock Options. Under the 1995 Plan, Outside Directors are eligible to receive stock options at the discretion of the Board. As of the date of this proxy statement, each Outside Director has received stock options to purchase an aggregate of 17,500 shares of Common Stock under the 1995 Plan. Options granted to Outside Directors under the 1995 Plan vest over three years from the date of grant.


                    COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer and the other named executive officers of the Company for the years indicated.


                                                                   Long Term
                            Annual Compensation                   Compensation
                            -------------------                   ------------
                                               Other           Restricted      Securities
Name                                           Annual (1)        Stock         Underlying         All Other
and Principal               Salary    Bonus   Compensation       Awards      Stock Options   Compensation(2)(3)
Positions            Year     ($)       ($)         ($)            ($)              (#)              ($)
-------------        ----    ------    -----   ---------------  -----------    -------------   ----------------


William S. Antle III    1998   $575,000  $625,000   ---            ---           250,000          $94,549
Chairman of the Board,  1997    525,000   525,000   ---            ---           100,000           88,079
Chief Executive         1996    485,000   475,000   ---            950,000(4)      ---             79,974
Officer and President

Coleman S. Hicks        1998    330,000   250,000   ---            ---           100,000           44,415
Senior Vice President   1997    300,000   200,000   ---            ---            75,000           36,641
and Chief Financial     1996    285,000   165,000   ---            593,750(4)      ---             35,541(5)
Officer

Pamela F. Lenehan       1998    330,000   250,000   ---            ---           100,000           40,900
Senior Vice President,  1997    300,000   200,000   ---            ---            75,000           39,166
Corporate Development   1996    275,000   200,000   ---            593,750(4)      ---             32,127
and Treasurer

-----------------------------------------------------------------------------------------------------------

(1) Unless otherwise indicated, perquisites for an executive officer do not exceed the lesser of $50,000 or 10%
of such officer's salary and bonus.

(2) The compensation reported includes Company contributions under the Company's 401(k) Savings Plan, which is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code, and the Company's non-qualified
Supplemental Retirement Income Plan for Messrs. Antle and Hicks and Ms. Lenehan as follows: in 1998, the amounts of $82,499, $39,750 and $39,750; in 1997, the amounts of $75,000, $35,225 and $37,500; and in 1996, the amounts of $71,372, $29,590 and $32,025.

(3) The compensation reported includes term life insurance premiums paid by the Company for the benefit of
Messrs. Antle and Hicks and Ms. Lenehan as follows: in 1998, the amounts of $12,050, $4,665 and $1,150; in
1997, the amounts of $13,079, $1,416 and $1,666; and in 1996, the amounts of $8,602, $1,413 and $102.

(4) Represents the dollar value on December 4, 1996, the award date, of an award to such individual of restricted Common Stock.  On such date, the fair market value of the Common Stock was $23.75.  Messrs. Antle and Hicks and Ms. Lenehan received 40,000, 25,000 and 25,000 shares of restricted Common Stock, respectively;
the foregoing amounts represent the total number of shares of restricted stock awarded to such individuals.
Restrictions with respect to such shares will lapse on January 1, 2000.  Although the Company is presently prohibited from paying dividends under the terms of its credit facility, if the Company were to declare dividends on its Common Stock, the holders of these shares would be entitled to such dividends.  As of December
31, 1998 the value of the shares of restricted stock held by each of Messrs. Antle and Hicks and Ms. Lenehan was $1,400,000, $875,000 and $875,000, respectively.

(5) Includes reimbursement of relocation expenses in the amount of $4,538.


Stock Option Grants. The following table summarizes stock options granted during fiscal 1998 to the executive officers named in the preceding Summary Compensation Table, and the potential realizable value of such stock options determined by formulas prescribed by the Securities and Exchange Commission. The assumed rates of stock price appreciation are hypothetical; the actual value of the stock options, if any, will depend on the future performance of the Common Stock. No stock appreciation rights were granted or exercised during fiscal 1998.

                    Stock Option Grants in Fiscal 1998

                         Individual Grants

                                                                                             Potential
                                                                                       Realizable Value
                          Number of                                                   At Assumed Annual
                          Securities      % of Total                                 Rate of Stock Price
                          Underlying     Stock Options                                 Appreciation For
                         Stock Options     Granted to      Exercise or                Stock Option Term
                           Granted        Employees in     Base Price   Expiration   -------------------
Name                         (#)          Fiscal Year        ($/Sh)        Date       5% ($)    10% ($)
-----------------------------------------------------------------------------------------------------------

William S. Antle III      250,000          20.6%            $38.25       7/23/2008   $6,013,805  $15,240,162
Chairman of the Board,
Chief Executive Officer
and President

Coleman S. Hicks          100,000            8.2             38.25       7/23/2008    2,405,522    6,096,065
Senior Vice President
and Chief Financial
Officer

Pamela F. Lenehan         100,000            8.2             38.25       7/23/2008    2,405,522    6,096,065
Senior Vice President,
Corporate Development
and Treasurer
---------------------------------------------------------------------------------------------------------------

All of the above listed non-qualified stock options are exercisable subject to the following schedule: 50% of the shares subject to such options on each of July 22, 1999 and 2000. These stock options will become immediately exercisable upon the 45th day prior to the proposed effective date of a merger, consolidation or acquisition of the Company under certain circumstances, or upon the liquidation or dissolution of the Company.


Aggregated Option Exercises and Fiscal Year End Option Value Table. The following table summarizes information with respect to stock options held by each of the named executive officers at the end of 1998 and the value realized upon the exercise of options by such officers during 1998. The values shown for unexercised stock options may never be realized and depend on the future performance of the Common Stock.

         Aggregated Stock Option Exercises During Fiscal Year 1998 and
                     Fiscal Year-End Stock Option Values


                                                          Number of Securities
                                                          Underlying Unexercised       Value of Unexercised In
                                                          Stock Options at FY-End       the-Money Stock Options
                        Shares Acquired on    Value                  (#)                   at FY-End ($)(2)
Name                       Exercise (#)    Realized($)(1)  Exercisable/Unexercisable  Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------------------


William S. Antle III        54,200          $1,843,588     404,440   /   316,000      $6,429,891 /  $635,250
Chairman of the Board,
Chief Executive Officer
and President

Coleman S. Hicks             8,000              67,000     119,500   /   149,500       1,083,688 /   476,438
Senior Vice President
and Chief Financial
Officer

Pamela F. Lenehan           10,000              41,250     117,500   /   149,500       1,174,688 /   476,438
Senior Vice President,
Corporate Development
and Treasurer

-------------------------------------------------------------------------------------------------------------

(1)  Based on market value of the Common Stock at exercise minus the exercise price.
(2)  Based on market value of the Common Stock at the end of fiscal 1998 of $35.00 per share minus the exercise price.



Pension Plans. Although the Company maintains defined benefit pension plans (the "Pension Plans") for employees of the Company and certain of its subsidiaries, effective fiscal year 1993, the Pension Plans were amended to cease all future benefit accruals with respect to executive officers of the Company. Instead, executive officers of the Company became eligible to participate in the Company's Supplemental Retirement Income Plan. Generally, benefits under the Pension Plans are payable to participants based upon average career salary and years of credited service to the Company. On the fifth anniversary of his employment, Mr. Antle, the only named executive officer who is a beneficiary under the Pension Plans, vested in accrued benefits equaling $12,881.50 annually beginning at age 65.

Severance Agreements. Each of Messrs. Antle and Hicks and Ms. Lenehan is party to a severance agreement (each, an "Agreement"), with the Company. Each Agreement provides that the executive officer's employment shall be at will, and is terminable by the Company or the executive officer with or without cause, or by death or disability. In the event of a termination by the Company without cause, or by the executive officer with good reason, the executive officer is entitled to receive benefits as follows: Mr. Antle, a lump sum cash amount equal to two years' then-current base salary with continued fringe benefits and perquisites for a period of two years after the date of termination; and each of Mr. Hicks and Ms. Lenehan, a lump sum cash amount equal to one year's then-current base salary with continued fringe benefits and perquisites for a period of one year after the date of termination. In the event that an executive officer's employment is terminated by the Company without cause or by the executive officer with good reason within three years after a change of control of the Company, such executive officer is entitled to severance benefits substantially as follows: a lump sum cash amount equal to 300% of (a) the executive's then-current base salary plus (b) the average of the bonuses earned by such executive for the three years completed immediately prior to the termination or to the change of control, whichever is higher; a pro-rata portion of the executive's target bonus for the year of termination; and continued fringe benefits and perquisites for a period of three years. Under the Agreements, a "change of control" occurs upon (i) the acquisition by a party of more than 20% (which may be increased up to 50% by the Board) of the Company's outstanding Common Stock, (ii) a change in individuals constituting the Board as of the date of the Agreements such that such individuals no longer constitute at least a majority of the Board,
(iii) approval by the stockholders of the Company of a reorganization, merger, consolidation or other transaction that will result in the transfer of ownership of more than 50% of the Company's Common Stock, or (iv) the liquidation or dissolution of the Company or the sale of substantially all of the Company's assets.

Compensation Committee Report on Executive Compensation. The Board has designated a Compensation Committee (the "Committee") consisting of Messrs. Derbes (Chairman), Hills and Matthews. None of the Committee members is a current or former employee of the Company. The Board and the Committee believe that the Company's compensation system has served and will continue to serve to attract and retain executives necessary to increase the Company's value to its stockholders.

The charter of the Committee directs that the Committee review and recommend to the Board all changes in compensation for corporate officers. Each year, the Committee submits its recommendations to the Board for consideration and final approval; the Board did not materially modify or disapprove any of the Committee's recommendations for the 1999 fiscal year. In his capacities as Chief Executive Officer ("CEO") and President, Mr. Antle, who is also Chairman of the Board of Directors, submits salary change recommendations to the Committee; salary recommendations for Mr. Antle as CEO and President, however, are made by the Committee to the Board. The Committee also makes grants of stock options and restricted stock to executive officers. Additionally, the Committee is responsible for reviewing and recommending to the Board new benefit plans and perquisite programs, as well as material changes to any of the Company's compensation plans or programs.

The Board endeavors to encourage and recognize performance by providing the Company's executive officers the opportunity to earn total cash compensation at the top quartile levels for electronics manufacturing companies. The Committee has selected the independently-prepared Project 777 Annual Survey (the "777 Survey") as the primary basis for establishing these compensation targets. Many of the companies listed in the 777 Survey are also included in the Standard and Poor's Industrials Index used in the Common Stock performance graphs set forth below.

The Board approves net income goals for the Company, which serve in part as a basis for annual bonus targets for the Company's executive officers. Aside from the Company's performance against the Board-approved goals, bonus payments are also based on the overall performance of the individual as evaluated by the Committee and the Board. Consistent with the foregoing, in the case of Mr. Antle in his capacities as CEO and President, each year the Committee recommends to the Board an annual bonus based on the performance of the Company and of Mr. Antle as CEO and President in the previous year. Factors influencing the Committee's recommendation of Mr. Antle's 1998 bonus include the Company's increased sales and profitability in 1998.

The bonuses set forth in the Summary Compensation Table above reflect the satisfaction of the Committee and the Board with the performance of the Company and the named executives during 1998. Total compensation to the named executives approximates top quartile compensation in the 777 Survey. The Committee plans to continue to emphasize performance bonuses as a significant portion of executive cash compensation.

The Committee awards stock options and restricted stock pursuant to plans that have been adopted by the Company. In making such awards, the Committee considers the individual's potential impact on the growth and profitability of the Company, the individual's level of responsibility within the organization, and any prior grants to the individual. The Committee plans to continue to provide the Company's executive officers with equity positions roughly competitive to those offered by other companies. As supported by the graphs below, it is the Committee's view that the performance of the Company's management has resulted in a significant increase in stockholder value.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to such company's chief executive officer or any other executive officer of such company appearing in the Summary Compensation Table. Certain performance-based compensation, however, is specifically exempt from the deduction limit. Although the Company does not have a policy that requires the Committee to qualify compensation of executive officers for deductibility under Section 162(m) of the Code, the Company has taken steps to ensure that stock options awarded to the Company's executive officers qualify for such deductibility.

Compensation Committee

Daniel W. Derbes (Chairman)
Roderick M. Hills
Gilbert E. Matthews


Common Stock Performance Graphs. The graphs below compare the cumulative total stockholder return on the Common Stock of the Company for each of the Company's last five and last eight fiscal years, respectively, with the cumulative total return on the Standard and Poor's ("SandP") Industrials Index, the Dow Jones Equity Market Index and the Russell 2000 Index over the same periods. The graphs assume that $100 was invested on each of December 31, 1993 and December 31, 1990 in the Common Stock, the SandP Industrials Index, the Dow Jones Equity Market Index and the Russell 2000 Index, and that dividends, if any, were reinvested. The Company has chosen these indices because the Company's operating units serve a wide variety of industries and, given the Company's intention to acquire businesses in a variety of industries, comparison with a narrow industry sub-group would not be meaningful. The Company has chosen to include the Russell 2000 Index because the Company believes that the market capitalizations of the companies in the Russell 2000 Index are more closely aligned to the Company's market capitalization. The Company has included the eight-year graph in addition to the required five-year graph to provide stockholders a better means to assess the performance of the Company under Mr. Antle's leadership.



                                OAK INDUSTRIES INC.

                        Total Cumulative Stockholder Return For
                       Five-Year Period Ending December 31, 1998

Measurement Period
(Fiscal Year Covered)        Oak Industries Inc.    S&P Industrials    Dow Jones Equity    Russell 2000 Index
---------------------        -------------------    ---------------    ----------------    ------------------

Measurement Pt - 12/31/93        $100.00                $100.00            $100.00             $100.00
               - 12/31/94         137.59                 103.83             100.73               98.02
               - 12/31/95         112.03                 139.76             138.69              125.89
               - 12/31/96         138.35                 171.92             170.63              146.59
               - 12/31/97         178.57                 225.25             228.57              179.13
               - 12/31/98         210.53                 301.17             294.05              174.23



                                OAK INDUSTRIES INC.

                        Total Cumulative Stockholder Return For
                       Eight-Year Period Ending December 31, 1998

Measurement Period
(Fiscal Year Covered)        Oak Industries Inc.    S&P Industrials    Dow Jones Equity    Russell 2000 Index
---------------------        -------------------    ---------------    ----------------    ------------------

Measurement Pt - 12/31/90        $100.00                $100.00            $100.00             $100.00
               - 12/31/91         125.07                 130.77             132.44              146.05
               - 12/31/92         316.67                 138.23             143.75              158.05
               - 12/31/93         443.33                 150.72             158.05              205.64
               - 12/31/94         610.00                 156.50             159.21              201.56
               - 12/31/95         496.67                 210.65             219.19              258.89
               - 12/31/96         613.33                 259.12             269.69              301.44
               - 12/31/97         791.68                 339.51             361.26              368.36
               - 12/31/98         933.33                 453.93             464.76              358.30



                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In connection with a secondary public offering of Common Stock in 1993 (the "Offering"), certain officers of the Company, including Mr. Antle, who is also a director of the Company, purchased shares with loans from the Company at a price of $14.50 per share, which was the price at which shares were sold to the public in the Offering. Mr. Antle's loan is evidenced in the form of a promissory note (the "Promissory Note"), and is secured by the Common Stock purchased from the amount advanced. The Promissory Note is repayable in full on January 1, 2000, and prepayable in certain circumstances, including the termination of employment. Interest on the Promissory Note is calculated quarterly, on a retroactive basis, based on the interest rate applicable to the Company's outstanding debt, and is payable annually until maturity. During 1998, the largest aggregate amount of indebtedness outstanding under the Promissory Note was $284,011. As of February 24, 1999, a principal balance of $261,813 remained outstanding under the Promissory Note.

                       INDEPENDENT PUBLIC ACCOUNTANTS

   Based upon the recommendation of the Audit Committee, the Board has selected PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the year ending December 31, 1999. PricewaterhouseCoopers LLP has served as the Company's accountants since the fiscal year ended December 31, 1990. A representative of PricewaterhouseCoopers LLP will be present and have the opportunity to make a statement at the Annual Meeting, and will be available to respond to questions.

                                Other Matters

   The Board does not intend to bring any other matters before the Annual Meeting, nor is it aware of any other matters to be brought before the Annual Meeting by others. However, if other matters should come before the Annual Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote in accordance with their discretion on such matters.

                         Stockholder Proposal Deadlines

   A stockholder proposal submitted within the process of Section 240.14a-8 ("Section 14a-8") of the Securities Exchange Act of 1934, as amended, for inclusion in the Company's proxy statement and form of proxy for the Company's Annual Meeting of Stockholders in the year 2000 must be received by the Secretary of the Company at 1000 Winter Street, Waltham, Massachusetts 02451 no later than November 24, 1999. Written notice of any stockholder proposal to be submitted outside the process of Section 14a-8 (proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy) must be received by the Secretary of the Company at such address no later than February 8, 2000 or such proposals will be considered untimely; in such event, the Company's proxy may confer discretionary voting authority on the persons named in the proxy with respect to such proposals. In order to avoid controversy as to the date on which a proposal is received by the Company, it is suggested that all notices of proposals by stockholders be sent certified mail - return receipt requested.

                        Expenses of Solicitation

   The cost of preparing, assembling and mailing this proxy statement and form of proxy and the cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company will solicit proxies by use of the mails; in addition, officers, directors and regular employees of the Company may solicit proxies in person or by telephone or telegraph. The Company has also retained Morrow and Co., Inc. to aid in the distribution and collection of proxies. The Company estimates that it will pay Morrow and Co., Inc. fees of $3,500 for these services, plus related expenses.
The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for expenses incurred sending proxy material to and obtaining the proxies from their principals.

                                      Mela Lew
                                      Vice President,
                                      General Counsel and Secretary

Waltham, Massachusetts
March 26, 1999

Appendix A

Oak Industries Inc.

To the Stockholders of Oak Industries Inc.:

   You are cordially invited to attend the Annual Meeting of Stockholders of Oak Industries Inc. to be held at the Westin Hotel, 70 Third Avenue, Waltham, Massachusetts , on Friday, April 23, 1999 at 9:30 a.m., Eastern Standard Time. Official notice of the meeting and Oak's proxy statement are attached. A proxy card is also enclosed.

   Whether or not you attend the meeting, please sign and return the enclosed proxy card promptly; your vote is important.

   On behalf of the Board of Directors and the management of your company, thank you for your cooperation and continued support.

   Sincerely,



   /s/ William S. Antle III
   William S. Antle III
   Chairman, Chief Executive Officer and
   President

Waltham, MA
March 26, 1999

Detach Here


/X/ Please mark
    votes as in this
    example

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of each nominee.


1.  Election of Directors:

Election of six directors for terms of one year:

Nominees: William S. Antle III, Beth L. Bronner, Daniel W. Derbes, Roderick M. Hills, Gilbert E. Matthews, Elliot L. Richardson


/   /  FOR  /   /  WITHHELD

-----------------------------------------
/   /For all nominees except as noted above

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  /   /

Signatures should agree with the name or names on the stock certificate as they appear hereon. Executors, administrators, trustees, attorneys or guardians should give full title.


Signature:-------------------------------------------Date:--------------

Signature:-------------------------------------------Date:--------------


PROXY

OAK INDUSTRIES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

April 23, 1999

    The undersigned hereby appoints Coleman S. Hicks and Pamela F. Lenehan, or either of them, proxies, with full power of substitution, to vote all shares of the Common Stock of Oak Industries Inc. (the "Company") held of record by the undersigned as of February 24, 1999, at the Annual Meeting of Stockholders to be held on Friday, April 23, 1999 at 9:30 a.m., Eastern Standard Time, at The Westin Hotel, 70 Third Avenue, Waltham, Massachusetts, or any adjournments thereof.

    IMPORTANT: To secure a quorum and to avoid the expense and delay of sending follow-up letters, please mail this proxy promptly in the envelope provided. Your vote is important whether your holdings are large or small. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it by written notice to the Secretary of the Company at any time before it is exercised or by delivering a later exercised proxy to the Secretary of the Company at any time before the original proxy is exercised.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[SEE REVERSE SIDE]